Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE (the “Agreement”), effective as of March 21, 2024 (the “Effective Date”), is made by and between Novavax, Inc. (“Novavax”) on the one hand, and FUJIFILM Diosynth Biotechnologies UK Limited (“FDBK”), FUJIFILM Diosynth Biotechnologies Texas, LLC (“FDBT”), and FUJIFILM Diosynth Biotechnologies USA, Inc. (“FDBU”), on the other. FDBK, FDBT and FDBU shall individually and/or collectively, as the context requires, be referred to herein as “Fujifilm”. Novavax and Fujifilm are referred to herein together, as the “Parties,” and each, as a “Party.”

RECITALS
WHEREAS, Novavax and Fujifilm are parties to a Confidential Settlement Agreement and Release effective September 30, 2022 (“SAR”);
WHEREAS, the Parties disagree about the amount due to Fujifilm under the SAR in connection with the mitigation terms and the final two payments that amount to $68,593,750;
WHEREAS, the Parties are engaged in arbitration initiated by Fujifilm on October 30, 2023. The arbitration is captioned Fujifilm Diosynth Biotechnologies Texas, LLC v. Novavax, Inc. and bears JAMS Ref. No. 1425041173 (“Arbitration”);
WHEREAS, this Agreement is intended to resolve the disagreements of the Parties regarding the amounts due under the SAR and the Arbitration proceeding;
NOW, THEREFORE, in consideration of the promises and the mutual covenants of the Parties herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Recitations. The above recitals are true and correct and are incorporated herein by reference and the Parties are entitled to rely upon them.
2.Non-Admission of Liability. The Parties understand and agree that this is a compromise and settlement of disputed claims. Each of the Parties specifically denies any liability or wrongdoing whatsoever on their part. Nothing in this Agreement shall constitute or be construed as an admission of liability on behalf of the Parties or their agents, affiliates, assigns, parents, subsidiaries, and/or successors, or an admission as to the validity of the claims.
3.Attorney Representation. This Agreement is entered into voluntarily by the Parties who stipulate and agree that they are under no duress or undue influence. The Parties represent that in the execution of this Agreement, they had the opportunity to consult legal counsel of their own selection and that the said attorneys have reviewed this Agreement, made any desired changes, and advised their respective clients with respect to the advisability of making the settlement and releases provided herein and of executing this Agreement.

4.Terms. As full and final settlement of the Released Claims (defined herein), the Parties agree as follows:
(a)Novavax must pay to Fujifilm $42,000,000.00, subject to the following terms (“Settlement Payment”):
•The Settlement Payment must be received on or before March 25, 2024.
•The Settlement Payment shall be made according to the following wire payment information:
[***]

(b)Within five (5) business days of bank clearance of the Settlement Payment, Fujifilm shall cause its counsel to voluntarily dismiss the Arbitration, with prejudice. Each Party shall remain liable for its portion of any outstanding Arbitration costs or fees.
(c)The Parties agree that time is of the essence in the performance of the obligations in this Paragraph 4.
5.Releases. In consideration of Paragraph 4 herein, the Parties agree as follows:
(a)Subject to and contingent upon bank clearance of the Settlement Payment, Fujifilm, on behalf of itself and its successors and assigns, agrees to remise, release, acquit, satisfy, and forever discharge Novavax and its past, present and future officers, directors, heirs, agents, servants, employees, legal representatives, assigns, successors, affiliates, shareholders, beneficiaries, predecessors, insurers, administrators, and successors in interest; their parent, holding, subsidiary, affiliated, and related entities; any business entity or division owning or controlling Novavax in whole or in part; any business entity or division owned or controlled in whole or in part by Novavax (all of the foregoing persons and entities are hereinafter collectively referred to as the “Novavax Released Parties”), of and from all claims, liabilities, obligations, promises, agreements, damages, actions, demands, costs, losses, fees and expenses as of the Effective Date relating to the SAR and the Arbitration (“Released Claims”). For the avoidance of doubt, Fujifilm has no obligation to release the Novavax Released

Parties unless and until the Settlement Payment is received and cleared by the bank.
(b)Upon execution of this Agreement, Novavax, on behalf of itself and its successors and assignees, agrees to remise, release, acquit, satisfy, and forever discharge Fujifilm and its past, present and future officers, directors, heirs, agents, servants, employees, legal representatives, assigns, successors, affiliates, shareholders, beneficiaries, predecessors, insurers, administrators, and successors in interest; their parent, holding, subsidiary, affiliated, and related entities; any business entity or division owning or controlling Fujifilm in whole or in part; any business entity or division owned or controlled in whole or in part by Fujifilm (all of the foregoing persons and entities are hereinafter collectively referred to as the “Fujifilm Released Parties”), of and from all Released Claims.
(c)For the avoidance of doubt, nothing in this Paragraph shall release the Parties’ obligations under this Agreement.
6.Revival and Reinstatement of Claims in the Event of Bankruptcy. In consideration of the promises and mutual undertakings called for herein, the Parties acknowledge and agree that if any payments or any part of any payment made to Fujifilm under this Agreement are required to be rescinded or must otherwise be repaid, transferred, restored or surrendered by Fujifilm or its affiliates in the event of the bankruptcy, insolvency, reorganization or similar event involving any of the Novavax Released Parties, then the releases by Fujifilm and Novavax described in Paragraph 5 shall not be effective and shall be null and void as to those amounts repaid, rescinded, restored, transferred or surrendered by Fujifilm or its affiliates, and that all claims of Fujifilm and Novavax shall be fully effective, revived and reinstated, as the case may be. If any settlement, compromise, adjudication, proceeding or disposition of such claim is made by or against Fujifilm or its affiliates for repayment or recovery of any funds received under this Agreement, Novavax agrees that such proceeding, settlement, compromise, adjudication, or disposition of such claim shall be binding upon Novavax, and that Novavax shall be liable to Fujifilm or its affiliates for the entire amount so repaid or recovered.
7.Representations and Warranties. Each Party hereby represents and warrants to the other Party that:
(a)It has the full right, power, and authority to enter into this Agreement, to grant the release contained herein and to perform its obligations hereunder;
(b)The execution of this Agreement by the individual whose signature is set out at the end of this Agreement on behalf of such Party, and the delivery of this Agreement by such Party, have been duly authorized by all necessary corporate action on the part of such Party;

(c)This Agreement has been executed and delivered by each Party and constitutes the legal, valid, and binding obligation of each Party, enforceable against each Party in accordance with its terms; and
(d)Neither Party has assigned nor transferred any of the Released Claims herein to any person or entity and no person or entity has subrogated to or has any interest, liens, or rights in any Released Claims.
8.Confidentiality. Each Party acknowledges the confidential nature of the terms and conditions of this Agreement, as well as the Confidentiality terms that remain in full force and effect in the SAR, the Master Services Agreement dated June 20, 2022 and associated statements of work (“MSA”) and the Commercial Supply Agreement dated August 20, 2020 (“CSA,” and together with the SAR and the MSA, the “Confidential Information”) and, except as set forth below or in Section 9(a) of this Agreement, each Party agrees that it shall not (a) disclose any Confidential Information to any person or entity, except to such Party’s and its affiliates’ employees, advisors, and other representatives who need to know the Confidential Information to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement, or (b) use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement. Each Party shall be responsible for any breach of this Section 8 caused by any of its and its affiliates’ employees, advisors, or other representatives. Notwithstanding the foregoing, if any Confidential Information is permissibly disclosed under Section 9(a), such information will no longer be deemed “Confidential Information” for the purposes of this Section 8.
In the event that either Party receives a request to produce Confidential Information of the other Party pursuant to an order of a court of competent jurisdiction or a facially valid administrative, Congressional, state or local legislative or other subpoena or believes that such Party is otherwise required by law to disclose Confidential Information, then such Party shall [***] notify the other Party prior to making such disclosure, unless prior notification is precluded by law or regulation or where enforcement action by applicable authority precludes prior notification, in which case the Party will notify the other Party [***], and shall provide the other Party the opportunity to challenge or otherwise lawfully seek limits upon such disclosure of Confidential Information.
9.Publicity and Announcements.
(a)Neither Party shall (orally or in writing) publicly disclose or issue any press release, make any other public statement, or otherwise communicate with the media, concerning any Confidential Information, without the prior written approval of the other Party, except to the extent that such Party is required to make any public disclosure or filing regarding the subject matter of this Agreement by applicable laws or regulations, or in connection with enforcing its rights under this Agreement.

(b)Neither Party shall make, publish, or communicate to any person or entity or in any public forum any comments or statements (written or oral) that denigrate or disparage, or are detrimental to, the reputation or stature of the other Party or its businesses, or any of its employees, officers, directors, and existing and prospective customers, suppliers, investors, and other associated third parties.
10.Entire Agreement. This Agreement is the sole and entire agreement of the Parties regarding the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.
11.Amendments. This Agreement may not be amended, modified, or altered at any time without the approval of the Parties; however, any such amendment must be in writing and signed by all Parties for such amendment to be of any force and effect.
12.Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, and the execution and delivery of any other document or instrument referred to herein.
13.Governing Law and Dispute Resolution. The laws of [***] (without giving effect to its conflict of law principles) govern all matters arising out of or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance, and enforcement.
14.Costs. The Parties have agreed to bear their own attorneys’ fees and costs with respect to the preparation of any and all documents necessary to enter into this Agreement.
15.Counterparts. This Agreement may be signed and executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or email shall be effective as delivery of an originally executed counterpart of this Agreement.
16. No Adverse Construction. The Parties acknowledge that this Agreement has been prepared by each of them through counsel. In the event any part of this Agreement is found to be ambiguous, such ambiguity shall not be construed against any Party.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below.
On behalf of Novavax, Inc.

By:	/s/ Mark J. Casey
Printed Name:	Mark J. Casey
Title:	EVP, Chief Legal Officer & Corporate Secretary
Date:	March 21, 2024

On behalf of FUJIFILM Diosynth Biotechnologies Texas, LLC

By:	/s/ [***]
Printed Name:	[***]
Title:	[***]
Date:	March 21, 2024

On behalf of FUJIFILM Diosynth Biotechnologies U.S.A., Inc.

By:	/s/ [***]
Printed Name:	[***]
Title:	[***]
Date:	March 21, 2024

On behalf of FUJIFILM Diosynth Biotechnologies UK Limited

By:	/s/ [***]
Printed Name:	[***]

Title:	[***]
Date:	March 21, 2024